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                                                          Exhibit 21.1


                                            Subsidiary List


Subsidiaries
- ------------


           CellNet Data Services, Inc.           (Delaware)
           CellNet Data Services (IS), Inc.      (Delaware)
           CellNet Data Services (KC), Inc.      (Delaware)
           CellNet Data Services (MSP), Inc.     (Delaware)
           CellNet Data Services (SL), Inc.      (Delaware)
           CN Frequency (KC), Inc.               (Delaware)
           CN Frequency (MSP), Inc.              (Delaware)
           CN Frequency (SL), Inc.               (Delaware)
           CN WAN Corp.                          (Delaware)
           DAC (UK), Limited                     (United Kingdom)